 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

ROMEO POWER, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PLEASE DO NOT DISREGARD THIS LETTER

ROMEO POWER, INC.

Annual Meeting of Stockholders Adjourned

WE NEED YOUR VOTE

Dear Stockholder:

We have been trying to reach you regarding the Annual Meeting of Stockholders of Romeo Power. The Annual Meeting of Stockholders was originally scheduled for June 14, 2022, but has been adjourned until June 30, 2022 to allow stockholders additional time to vote. You may think your vote is inconsequential, but no matter how many shares you own, your participation helps us to avoid costly additional adjournments and solicitations.

We need YOUR vote!

Stockholders are being asked to vote on the following proposals:

1)	To elect eight nominees to serve on our Board of Directors;

2)	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3)	To approve, on an advisory basis, the compensation of our named executive officers;

4)	To approve, on an advisory basis, the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers;

5)	To approve, for purposes of complying with Section 312.03(c) of the New York Stock Exchange Listed Company Manual, the issuance of our common stock to YA II PN, Ltd. in exce ss of the exchange cap of the Standby Equity Purchase Agreement included as Appendix A to the proxy statement previously distributed to stockholders; and

6)	To approve an amendment to our Second Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 250,000,000 to 350,000,000.

A majority of the votes received have been cast in favor of all of the proposals. However, while the approval rate for Proposal 6 was approximately 84 percent, there was not a sufficient number of votes cast necessary to approve Proposal 6 despite the high approval rate. Proposal 6 is highly important for the Company to continue to fund its ongoing operations and pursue its key objectives to grow and increase its value. The high importance of Proposal 6 is why we are reaching out to you for your vote!

The proxy statement is available online under the Investors / SEC Filings section of the Company’s website at https://investors.romeopower.com/financials/sec-filings/default.aspx as well as in the Securities and Exchange Commission’s (SEC) EDGAR website at www.SEC.gov under the ticker symbol RMO. In order for your vote to be represented, we must receive your voting instructions. For your convenience, please use any of the following methods to submit your vote:

1.	By Internet

Follow the simple instructions on the enclosed proxy card.

2.	By Touchtone

Call the toll-free number located on your proxy card and follow the simple instructions.

3.	By Mail

Sign, Date, and Return this proxy card using the enclosed postage-paid envelope

If possible, please use either of the first two options to ensure your vote is captured in time for the meeting. Even if it is past the indicated deadline, please submit your vote!

If you have any questions, please call Okapi Partners, our proxy solicitor, toll-free at 1-877-274-8654. Representatives are available Monday - Friday 9:00 am to 9:00 pm (ET) and Saturday, 10:00 am to 5:00 pm (ET).

Please take a moment and vote today! Thank you!

This material may be deemed to be solicitation material in respect of the adjourned Annual Meeting to be reconvened on June 30, 2022. In connection with the Annual Meeting, Romeo Power filed the Proxy Statement with the SEC on April 28, 2022. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. No changes have been made in the proposal s to be voted on by stockholders at the Annual Meeting. Romeo Power’s Proxy Statement and any other materials filed by Romeo with the SEC can be obtained free of charge at the SEC's website at www.sec.gov or Romeo Power’s website at www.romeopower.com.